UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2025

AMAZE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 West Coast Highway, Suite 200 Newport Beach, CA	92663
(Address of principal executive offices)	(Zip Code)

(855) 766-9463

Registrant’s telephone number, including area code

Fresh Vine Wine, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	AMZE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

At the annual meeting of stockholders of Amaze Holdings, Inc., a Nevada corporation (the “Company”), to be held on June 12, 2025 (the “Annual Meeting”), the Company’s stockholders will vote to approve, among other things, a proposal to authorize a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”), at a ratio in the range of 1-for-10 and 1-for-50, with such ratio and implementation and timing of the reverse stock split to be determined in the discretion of the Company’s Board of Directors (the “Reverse Stock Split Proposal”).

On June 2, 2025, the Company’s Board of Directors determined to effect a 1-for-23 reverse stock split of the Company’s issued and outstanding Common Stock effective at 5:00 p.m. Eastern time on June 12, 2025 (the “Effective Time”), subject to stockholder approval of the Reverse Stock Split Proposal at the Annual Meeting.

Upon stockholder approval of the Reverse Stock Split Proposal at the Annual Meeting, immediately following the conclusion of the Annual Meeting on June 12, 2025, the Company will file a certificate of amendment to its Articles of Incorporation to effect the 1-for-23 reverse stock split at the Effective Time. The Company’s Common Stock is expected to begin trading on a reverse stock split adjusted basis on the NYSE American at market open on June 13, 2025.

The reverse stock split is primarily intended to increase the Company’s per share market price of its Common Stock to meet the $3.00 per share minimum bid price requirement of the NYSE American Company Guide. The Company’s Common Stock will continue to trade on the NYSE American under the trading symbol “AMZE,” but will trade under the following new CUSIP number: 35804X 200.

As a result of the reverse stock split, every twenty-three shares of the Company’s Common Stock will be automatically combined into one new share of Common Stock. No fractional shares will be issued in connection with the reverse stock split. Any fraction of a share resulting from the reverse stock split will be converted to one whole share of Common Stock in lieu of such fractional shares. The par value per share of Common Stock will remain unchanged. The number of shares of Common Stock issuable upon the exercise of the Company’s outstanding stock options and warrants, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans will be reduced proportionately. The conversion rate of the Company’s outstanding Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock will be proportionately adjusted. The reverse stock split will not alter a stockholder’s percentage ownership interest in the Company, except for immaterial adjustments that may result from the treatment of fractional shares as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2025

AMAZE HOLDINGS, INC.

	By:	/s/ Michael Pruitt
	Name:	Michael Pruitt
	Title:	Chief Executive Officer